SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (date of earliest event reported): January 27, 1997





                         CarrAmerica Realty Corporation
                       (formerly Carr Realty Corporation)
             (Exact name of registrant as specified in its charter)



        Maryland                       1-11706                   52-1796339
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)               File No.)              Identification No.)



             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 624-7500


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                                    FORM 8-K


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

 a.   New and Probable Acquisitions

         Suburban Chicago. As described in a Current Report on Form 8-K filed with the Commission on January 3, 1997, in December 1996, the Company acquired Unisys Center located in the Oak Brook submarket of Chicago, for a purchase price of approximately $51 million. The two buildings comprising Unisys Center contain an aggregate of approximately 387,000 square feet. As of January 1, 1997, the property was 97% leased.

         The Company has entered into an agreement to acquire two office buildings containing an aggregate of approximately 298,000 square feet in the East-West Corridor submarket of Chicago's Oakbrook submarket and which is referred to as The Crossings. The aggregate purchase price is approximately $40 million. As of September 30, 1996, the property was 100% leased. The closing of this transaction is subject to the Company's due diligence and certain other closing conditions, and there can be no assurance that this transaction will be consummated. Closing of this transaction is currently scheduled for late January 1997.

         Phoenix, Arizona. In December 1996, the Company acquired Pointe Corridor Center IV, located in the Squaw Peak submarket of Phoenix, and Camelback Lakes Corporate Center, located in the Camelback Corridor submarket of Phoenix. The purchase price for Point Corridor Center IV was approximately $15 million. The building contains approximately 179,000 square feet. As of December 31, 1996, 96% of the rentable square footage of the property, excluding storage, was leased. The purchase price for Camelback Lakes Corporate Center was approximately $21 million. The two buildings comprising Camelback Lakes Corporate Center contain an aggregate of


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approximately  201,000 square feet. As of December 31, 1996, 87% of the rentable square footage of Camelback Lakes Corporate Center, excluding storage, was leased.

         Suburban Dallas. In November 1996, the Company acquired The Greyhound Building, located in the Far North Dallas submarket, for a purchase price of approximately $9 million. The building contains approximately 93,000 square feet. The property is 100% leased to Greyhound Lines, Inc. through 2004.

         In December 1996, the Company acquired Search Plaza, located in the North Central Expressway submarket of Dallas, for a purchase price of approximately $15 million. The building contains approximately 153,000 square feet. As of December 31, 1996, 99% of the rentable square footage of the property, excluding storage, was leased.

         The Company has entered into an agreement to acquire three office buildings containing an aggregate of approximately 113,000 square feet in the Oaklawn/Turtle Creek sub-market of Dallas and which is referred to as Cedar Maple Plaza. The aggregate purchase price is approximately $13 million. As of December 31, 1996, the property was 95% leased. The closing of this transaction is subject to the Company's due diligence and certain other closing conditions, and there can be no assurance that this transaction will be consummated. Closing of this transaction is currently scheduled for late January 1997.

          The Company has also entered into an agreement to acquire an office building containing approximately 116,000 square feet in the LBJ/Quorum sub-market of Dallas and which is referred to as Quorum North. The aggregate purchase price is approximately $11 million. As of January 1997, the property was 90% leased. The closing of this transaction is subject to the Company's due diligence and certain other closing conditions, and there can be no assurance that this transaction will be consummated. Closing of this transaction is currently scheduled for early February 1997.

         Northern California. As reported in a Current Report on Form 8-K filed with the Commission on January 23, 1997, in November 1996, the Company acquired Rio Robles Technology Center, located in the Silicon Valley for a purchase price of approximately $46 million. The seven buildings contain an aggregate of approximately 368,000 square feet. As of December 31, 1996, the property was 100% leased.

         Southern California. In December 1996, the Company acquired South Coast Executive Center, located in the Greater Orange County Airport submarket, for a purchase price of approximately $21 million. The consideration for this transaction was paid through a combination of cash, the assumption of indebtedness, the issuance of limited partnership interests and options to acquire shares of the Company's Common Stock. The two buildings comprising South Coast Executive Center contain an aggregate of approximately 162,000 square feet. As of December 31, 1996, the property was 95% leased.

         In December 1996, the Company acquired Del Mar Corporate Center, located in the Del Mar Heights submarket of San Diego, for a purchase price of approximately $16


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million.  The two  buildings  comprising  Del Mar  Corporate  Center  contain an aggregate of approximately 123,000 square feet. As of December 31, 1996, the property was 100% leased to two tenants.

         The Company has entered into an agreement to acquire an office building containing approximately 62,000 square feet in the West San Fernando Valley sub-market in the Los Angeles metropolitan area and which is referred to as Warner Premier. The aggregate purchase price is approximately $9.3 million. As of December 31, 1996, the property was 100% leased. The closing of this transaction is subject to the Company's due diligence and certain other closing conditions, and there can be no assurance that this transaction will be consummated. Closing of this transaction is currently scheduled for late January 1997.

b.       Development  and Land Held for Development

         As of December 31, 1996, the Company owned land and options to acquire land in four of its target markets: suburban Seattle; southeast Denver; Austin, Texas; and suburban Chicago. In the aggregate, this land (including land subject to purchase options) will support development of up to 3.2 million square feet of office space. In addition, as of December 31, 1996, the Company had three properties under construction: 128,000 square feet in suburban Atlanta; and an aggregate of 321,000 square feet in southeast Denver (including 217,000 square feet of build-to-suit development). The Company has also entered into agreements to acquire land for three additional development projects: a 300,000 square foot build-to-suit project in North San Jose; land which will support the development of up to 335,000 square feet in suburban Seattle; and a 58,000 square foot build-to-suit project in suburban Washington, D.C. The closing of these transactions is subject to the Company's due diligence and certain other closing conditions, and there can be no assurance that these transactions will be consummated.



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c.       Markets

         The Company now owns operating properties in the following markets:

                                            Number                  Approximate
Market                               of Properties(1)(2)            Square Feet
------                                  -------------               -----------
Northern California                             37                   2,590,000
Downtown Washington, D.C.                       11                   2,588,000
Suburban Washington, D.C.                        8                   1,495,000
Suburban Atlanta                                38                   1,275,000
Southern California                             26                   1,100,000
Southeast Denver                                11                   1,025,000
Austin, Texas                                   11                     989,000
Suburban Chicago                                 4                     901,000
Suburban Seattle                                10                     400,000
Phoenix, Arizona                                 3                     379,000
Suburban Dallas                                  2                     245,000
Suburban Florida                                 1                     162,000
                                       ------------------           ----------
                           TOTALS                162                13,149,000

(1) Excludes three properties currently under construction: 128,000 square feet in suburban Atlanta; and an aggregate of 321,000 square feet in Southeast Denver.

(2) Excludes five properties in downtown Washington, D.C. containing approximately 1,300,000 square feet of office space in which the Company owns less than a 50% interest and which are not consolidated in the Company's financial statements. Includes two properties in the Washington, D.C. metropolitan area containing an aggregate of approximately 407,000 square feet of office space in which the Company owns a 50% interest but which are not consolidated in the Company's financial statements.

d.       Historical Financial Statements

         Attached hereto as Exhibit 99.1 are historical summaries of operating revenue and expenses for the nine months ended September 30, 1996 (unaudited) and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report for The Crossings. In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to The Crossings are being filed because the Company has deemed the acquisition to be probable and the book value of The Crossings, relative to the Company's acquisitions, in the aggregate is significant.

e.       Financing Activity

         The Company intends to enter into a secured credit agreement with Morgan Guaranty Trust of New York (the "Bank") pursuant to which the Company would be permitted to borrow up to a maximum of $150 million (the "Secured Facility"). The Secured Facility would bear interest on the amount outstanding at an annual interest rate of either the prime lending rate plus 50 basis points or 162.5 basis points over LIBOR. The Secured Facility has a term of 6 months, with an option for two 6 month extensions. The Company intends, initially, to grant the Bank a first priority security interest in Rio Robles Technology Center located in


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the Silicon Valley and in Unisys Center located in Lombard,  Illinois,  a suburb of Chicago and, accordingly, expects to be able to borrow up to $63 million. The Company intends, from time to time, to grant additional first priority security interests in other of its suburban office properties to increase the amount available to it under the Secured Facility. The closing of the Secured Facility is subject to certain closing conditions, and there can be no assurance that it will be consummated. Closing of the Secured Facility is currently scheduled for late January 1997.

         In July 1996, the Company consummated a public offering and a concurrent private placement to a wholly-owned subsidiary of Security Capital U.S. Realty (together with Security Capital U.S. Realty, "US Realty") of common stock that raised net proceeds of approximately $216 million. In October 1996, the Company consummated an offering of Series A Cumulative Convertible Redeemable Preferred Stock that raised net proceeds of approximately $43 million. In November and December 1996, the Company consummated a public offering and concurrent offering to US Realty of common stock that raised net proceeds of approximately $206 million. The net proceeds of all of these offerings were used to pay down indebtedness under the Company's unsecured line of credit and to acquire properties.

f.       Pro Forma Financial Information

         Attached hereto as Exhibit 99.2 are a pro forma condensed consolidated balance sheet (unaudited) at September 30, 1996 and pro forma condensed consolidated statements of operations (unaudited) for the nine months ended September 30, 1996 and for the year ended December 31, 1995.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         None.

         (b)      Pro Forma Financial Information .

         None.



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         (c)      Exhibits.

                  99.1 Historical summaries of Operating Revenue and Expenses for The Crossings for the nine months ended September 30, 1996 (unaudited) and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                  99.2 Pro forma condensed consolidated balance sheet (unaudited) at September 30, 1996 and pro forma condensed consolidated statements of operations (unaudited) for the nine months ended September 30, 1996 and for the year ended December 31, 1995.


ITEM 8.           Change in Fiscal Year.

                  Not applicable.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  January 27, 1997



                                            CARRAMERICA REALTY CORPORATION



                                            By:      /s/ Brian K. Fields
                                                -------------------------------
                                                     Brian K. Fields
                                                     Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit
Number

99.1 Historical summaries of Operating Revenue and Expenses for The Crossings for the nine months ended September 30, 1996 (unaudited) and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

99.2 Pro forma condensed consolidated balance sheet (unaudited) at September 30, 1996 and pro forma condensed consolidated statements of operations (unaudited) for the nine months ended September 30, 1996 and for the year ended December 31, 1995.